Exhibit 99.1

For more information, contact: Kevin Eichner (414) 725 5500 Frank Sanfilippo (314) 725 5500 Melissa Sturges (816) 221 7500

ENTERPRISE FINANCIAL REPORTS 24% INCREASE IN SECOND QUARTER  EARNINGS PER SHARE

•	Portfolio Loans Increase $107 Million Year-to-Date (21% annualized)
•	Wealth Management Revenue Rises 120% Over Prior Year
•	Efficiency Ratio Improves Nearly 400 Basis Points
•	Margin Widens to 4.11%
•	Company Reports 20%+ EPS Growth For 13 Of The Past 16 Quarters

St. Louis, July 18, 2006 – Enterprise Financial Services Corp (NASDAQ: EFSC), the parent  company of Enterprise Bank & Trust, reported net income of $3.9 million or $0.36 per fully  diluted share for the second quarter of 2006 versus $3.1 million or $0.29 per fully diluted  share in the same quarter of 2005---a 24% increase. For the six months ended June 30,  2006, the Company reported net income of $6.9 million or $0.64 per fully diluted share  versus $5.6 million or $0.53 per fully diluted share for the same period in 2005---a 21%  increase.

“We were pleased with our continued growth momentum in both lines of business”, said  Kevin Eichner, Enterprise Financial President and CEO. “Our strategy of integrating first- quality banking services with exceptional wealth management for our business owner  clientele continues to pay major dividends for our shareholders. Our team is particularly  proud that this quarter represents the thirteenth out of the past sixteen in which we have  reported 20% or better EPS growth rates.”

BANKING LINE OF BUSINESS

Bank net interest income increased $1.4 million or 12% in the second quarter of 2006 versus  the same quarter in 2005. At quarter end, portfolio loans were up $43 million from the prior  quarter and up $107 million from December 31, 2005 or 21% annualized year to date.

Total deposits grew $34 million during the quarter or an annualized rate of 13%. The bank’s  mix remains very favorable with demand deposit accounts representing 18% of the total in  an increasingly competitive deposit rate environment.

The tax-equivalent net interest rate margin increased to 4.11% during the second quarter  compared to 3.99% in the first quarter of 2006. The second quarter margin was slightly  lower than the 4.18% reported in the second quarter of 2005, with the decline from 2005  primarily due to a refinement in the company’s accounting for loan fees and direct origination costs, as previously reported, partially offset by the increased net benefit of shareholders’ equity and noninterest-bearing deposits.

Asset quality remained outstanding. Net charge-offs for the quarter were $251,000 or 0.09%  to average loans (annualized). On a year to date basis, net charge-offs totaled $77,000 or  0.01% annualized. For the second quarter, provision for loan losses was $737,000,  compared to $226,000 in the same quarter last year. The increase in provision was due to  significant loan growth during the quarter versus declining loan balances in the prior year  same period. Non-performing loan levels were very healthy in both periods at less than  0.23% of total loans. The allowance for loan losses represented 1.30% of portfolio loans at  June 30, 2006 versus 1.30% at year-end and 1.33% a year ago.

A rising earnings credit rate on commercial accounts kept deposit service charges flat in the  second quarter as compared to the same quarter in 2005.

WEALTH MANAGEMENT LINE OF BUSINESS

Wealth Management revenue during the quarter was up 120% over the prior year, driven by  $1.5 million of revenue from Millennium Brokerage Group LLC (“Millennium”) acquired in  October 2005, and a 16% organic increase in revenues from the Enterprise Trust business.  The Company’s ratio of fee income to total revenue was 25% versus 16% in the same period  of 2005 as the Wealth Management segment continues to expand rapidly in line with the  Company’s income diversification strategies.

Wealth Management assets under administration were $1.54 billion at June 30, 2006, a 25%  increase over one year ago after adjusting for the $250 million in common trust fund assets  that were distributed in December 2005 in accordance with a related contract. Notably, the  Company’s trust advisory business established in the Kansas City market just two years ago  crossed the $200 million asset mark there, demonstrating strong performance by that new  business unit.

The slow turn-around times on Millennium life insurance cases submitted to certain core  carriers noted in our first quarter results release have eased slightly, but remain a challenge.  Millennium reports, however, that its sales pipeline continues to grow, portending stronger  second half revenues in relation to the first half of 2006.

In line with the Company’s definitive contractual agreement, Enterprise recognized its  23.1% priority return by adjusting the minority interest in net income of its consolidated  Millennium subsidiary by approximately $457,000 during the quarter. This brings the pre- tax profit contribution (including interest and amortization of intangibles) of the Millennium  unit to $1.0 million in the first half of 2006 and on pace with expectations.

OTHER BUSINESS RESULTS

The Company’s efficiency ratio improved from 62% in the second quarter of 2005 to 58% in  the same quarter of 2006. Non-interest expenses increased from $8.2 million in the second  quarter of 2005 to $9.3 million in the same quarter of 2006. Approximately $776,000 of this  increase was related to the addition of Millennium (including the amortization of  intangibles). The remainder was primarily connected with expenses associated with  increases in technology and talent as the Company builds out its distribution platforms.

“Enterprise’s organic growth rate is the principal driver in our valuation, but we are just now  beginning to see the additive effects of our Millennium and NorthStar acquisitions,” continued Eichner. “We believe we have established an outstanding team which is operating  on an increasingly powerful and productive financial services platform. The NorthStar  acquisition has already allowed us to bring in some exciting new talent in Kansas City, and  Millennium is opening up some new opportunities in our Trust Company in addition to its  financial contributions. We continue to position EFSC as a high growth, high performing  investment opportunity in the small cap financial services space,” he commented.

Enterprise Financial operates commercial banking and wealth management businesses  mostly in metropolitan St. Louis and Kansas City, with a primary focus on serving the needs  of privately held businesses, their owners and other success-minded individuals.

Please refer to the Consolidated Financial Summary attached for more details.

# # #

Readers should note that in addition to the historical information contained herein, this press  release may contain forward-looking statements which are inherently subject to risks and  uncertainties that could cause actual results to differ materially from those contemplated  from such statements. Factors that could cause or contribute to such differences include, but  are not limited to, burdens imposed by federal and state regulations of banks, credit risk,  exposure to local economic conditions, risks associated with rapid increase or decrease in  prevailing interest rates and competition from banks and other financial institutions, as well  as those in Enterprise Financial’s 2005 Annual Report on Form 10-K.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY
(unaudited)

($ In thousands, except per share data)

	For the Quarter Ended June 30,		For the Six Months Ended June 30,

INCOME STATEMENTS	2006	2005	2006	2005

Total interest income	$21,659	$16,232	$41,088	$30,886
Total interest expense	9,517	5,230	17,689	9,361

Net interest income	12,142	11,002	23,399	21,525
Provision for loan loss	737	226	1,537	1,012

Net interest income after provision for loan losses	11,405	10,776	21,862	20,513
NONINTEREST INCOME
Wealth Management revenue	3,231	1,471	6,549	2,684
Deposit service charges	532	537	1,033	1,020
Gain on sale of mortgage loans	48	80	71	102
Other income	141	137	276	256

Total noninterest income	3,952	2,225	7,929	4,062
NONINTEREST EXPENSE
Salaries and benefits	5,843	5,402	11,643	10,600
Occupancy	608	554	1,219	1,084
Furniture and equipment	239	188	490	360
Other	2,630	2,027	5,262	3,845

Total noninterest expense	9,320	8,171	18,614	15,889
Minority interest in net income of consolidated subsidiary	60	—	(393)	—

Income before income tax	6,097	4,830	10,784	8,686
Income taxes	2,196	1,689	3,885	3,098

Net income	$3,901	$3,141	$6,899	$5,588

Basic earnings per share	$0.37	$0.31	$0.66	$0.56
Diluted earnings per share	$0.36	$0.29	$0.64	$0.53
Return on average assets	1.23%	1.13%	1.11%	1.03%
Return on average equity	16.00%	16.01%	14.48%	14.66%
Net interest rate margin (fully tax equivalized)	4.11%	4.18%	4.05%	4.18%
Yield on earning assets (fully tax equivalized)	7.29%	6.14%	7.06%	5.97%
Cost of paying liabilities	3.93%	2.53%	3.74%	2.31%
Net interest spread	3.36%	3.61%	3.32%	3.66%
Efficiency ratio	57.91%	61.78%	59.42%	62.10%
Noninterest expense to average assets	2.93%	2.94%	2.99%	2.93%

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

($ in thousands)

BALANCE SHEETS	Jun 30, 2006	Mar 31, 2006	Dec 31, 2005	Sep 30, 2005	Jun 30, 2005

ASSETS
Cash and due from banks	$50,063	$42,597	$54,118	$38,542	$35,156
Federal funds sold	3,034	6,027	64,709	45,281	43,149
Interest-bearing deposits	607	104	84	101	94
Debt and equity investments	109,449	110,333	135,559	96,684	89,193
Loans held for sale	3,028	2,447	2,761	2,273	3,996
Portfolio loans	1,108,906	1,066,084	1,002,379	976,804	958,878
Less allowance for loan losses	14,449	13,964	12,990	13,168	12,769

Net loans	1,094,457	1,052,120	989,389	963,636	946,109

Premises and equipment, net	13,941	13,624	10,276	10,098	9,556
Goodwill	12,004	12,004	12,042	1,938	1,938
Other assets	19,653	18,828	18,030	11,289	11,331

Total assets	$1,306,236	$1,258,084	$1,286,968	$1,169,842	$1,140,522

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$195,719	$192,997	$229,325	$206,724	$199,136
Interest bearing deposits	879,995	848,633	886,919	816,241	796,548

Total deposits	1,075,714	1,041,630	1,116,244	1,022,965	995,684
Subordinated debentures	30,930	30,930	30,930	20,620	20,620
FHLB advances	88,653	75,068	28,584	28,749	30,564
Other borrowings	4,810	7,221	8,347	6,975	7,230
Other liabilities	6,932	7,729	10,258	7,036	5,984

Total liabilities	1,207,039	1,162,578	1,194,363	1,086,345	1,060,082
Shareholders’ equity	99,197	95,506	92,605	83,497	80,440

Total liabilities and shareholders’ equity	$1,306,236	$1,258,084	$1,286,968	$1,169,842	$1,140,522

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

($ In thousands, except per share data)

	For the Quarter Ended

	Jun 30, 2006	Mar 31, 2006	Dec 31, 2005	Sep 30, 2005	Jun 30, 2005

EARNINGS SUMMARY
Net interest income	$12,142	$11,257	$11,883	$11,159	$11,002
Provision for loan losses	737	800	70	408	226
Wealth Mangement revenue	3,231	3,319	2,370	1,472	1,471
Noninterest income	721	658	258	805	754
Noninterest expense	9,320	9,294	9,910	8,525	8,171
Minority interest in net income of consolidated subsidiary	60	(453)	(113)	—	—
Income before income tax	6,097	4,687	4,418	4,503	4,830
Net income	3,901	2,998	2,829	2,878	3,141
Diluted earnings per share	$0.36	$0.28	$0.26	$0.27	$0.29
Return on average equity	16.00%	12.89%	12.52%	13.84%	16.01%
Net interest rate margin (fully tax equivalized)	4.11%	3.99%	4.06%	4.03%	4.19%
Efficiency ratio	57.91%	61.01%	68.28%	63.45%	61.78%
MARKET DATA
Book value per share	$9.44	$9.13	$8.85	$8.26	$8.00
Tangible book value per share	$7.91	$7.57	$7.27	$8.07	$7.81
Market value per share	$25.45	$27.39	$22.68	$21.22	$23.65
Period end common shares	10,508	10,466	10,459	10,111	10,056
Average basic common shares	10,490	10,465	10,357	10,083	10,046
Average diluted common shares	10,876	10,856	10,983	10,782	10,676
ASSET QUALITY
Net charge-offs (recoveries)	$251	$(174)	$248	$10	$96
Nonperforming loans	$893	$1,353	$1,421	$1,777	$2,136
Nonperforming loans to total loans	0.08%	0.13%	0.14%	0.18%	0.22%
Allowance for loan losses to total loans	1.30%	1.31%	1.30%	1.35%	1.33%
Net charge-offs (recoveries) to average loans (annualized)	0.09%	(0.07% )	0.10%	0.00%	0.04%
CAPITAL
Average equity to average assets	7.66%	7.63%	7.20%	7.12%	7.07%
Tier 1 capital to risk-weighted assets	9.87%	9.87%	10.31%	10.33%	10.14%
Total capital to risk-weighted assets	11.11%	11.11%	11.55%	11.58%	11.39%
AVERAGE BALANCES
Portfolio loans	$1,079,063	$1,020,866	$979,182	$968,802	$963,570
Earning assets	1,202,676	1,165,389	1,181,273	1,114,508	1,067,366
Total assets	1,276,878	1,235,691	1,244,652	1,159,341	1,113,075
Deposits	1,044,498	1,060,035	1,080,525	1,012,070	942,466
Shareholders’ equity	97,786	94,338	89,641	82,495	78,701
LOAN PORTFOLIO
Commercial and industrial	$323,109	$299,706	$265,488	$263,286	$264,451
Commercial real estate	438,684	428,696	410,382	363,566	352,005
Construction real estate	162,589	155,361	138,318	128,444	134,459
Residential real estate	148,650	144,228	151,575	177,948	168,315
Consumer and other	35,874	38,093	36,616	43,559	39,649

Total loan portfolio	$1,108,906	$1,066,084	$1,002,379	$976,804	$958,878
DEPOSIT PORTFOLIO
Noninterest-bearing accounts	$195,719	$192,997	$229,325	$206,724	$199,136
Interest-bearing transaction accounts	99,887	108,699	108,712	85,824	86,815
Money market and savings accounts	471,526	472,247	483,186	450,107	449,793
Certificates of deposit	308,582	267,687	295,021	280,310	259,940

Total deposit portfolio	$1,075,714	$1,041,630	$1,116,244	$1,022,965	$995,684
WEALTH MANAGEMENT
Trust Assets Under Management	$983,365	$976,425	$819,608	$975,704	$924,817
Trust Assets Under Administration	1,536,437	1,563,394	1,388,480	1,541,597	1,476,216